NAME OF REGISTRANT:
Franklin High Income Trust
File No. 811-1608

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

At the annual meeting of shareholders of the registrant held on September 13, 1996 the following items were voted upon:

1. Election of Directors
					For		Withheld
Frank H. Abbott, III			625,544,001	0
Harmon E. Burns				627,935,307	0
Robert F. Carlson				627,614,019	0
S. Joseph Fortunato			627,058,919	0
Roy V. Fox				627,046,658	0
Rupert H. Johnson, Jr.			627,995,656	0
R. Martin Wiskemann			627,956,208	0


2.  To ratify the selection of Coopers & Lybrand
L.L.P., Certified Public Accountants, as the independent auditors for the Fund for the fiscal year ending May 31, 1997:

For					Against
625,652,316				6,414,971


3. To approve a change of the Fund's place an form of organization from a Colorado corporation to a Delaware business trust.

		For			Against
Class I		542,801,997		15,151,699
Class II		    9,314,260	   	     161,487


4. To approve an amendment to the Fund's Articles of Incorporation, to be made if the Reorganization is not approved, to create an additional class of shares.

For					Against
556,009,231				14,170,896